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                                                                    Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of our report dated October 12, 1998, except for Note P which is dated May 15, 2000, relating to the financial statements of Aviation Group, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Dallas, Texas
September 26, 2000
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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aviation Group, Inc. of our report dated December 2, 1999, on our audits of the consolidated financial statements of travelbyus.com, ltd., of our report dated November 23, 1999, on our audits of the financial statements of Express Vacations, LLC, of our report dated January 28, 2000 on our audits of the financial statements of Cheap Seats Inc. and of our report dated April 12, 2000 relating our audits of the financial statements of Cruise Shoppes America, Ltd. which appear in the above noted Registration Statement. We also consent to the references to our firm under the heading "Experts" and "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP

Vancouver, Canada
October 9, 2000